ARTICLE PA1
                                 Section PA1.01

     Preamble attached to and forming part of the Lease dated October 1, 1995 between BPI PACKAGING TECHNOLOGIES, INC. (a Delaware Corporation), (Tenant), and MAXALDAN REALTY, L.P., (a New Jersey Limited Partnership), (Landlord).

Landlord:         Maxaldan  Realty  L.P.
                  39 Avenue C
                  P.O.  Box 8
                  Bayonne,  New  Jersey 07002

Tenant:           BPI  Packaging  Technologies,  Inc.
                  455 Somerset  Avenue
                  North Dighton, MA 02764

     Rental Space: All of Building No. 3 and 82,780 square feet of manufacturing space plus second story office space and loading docks in Building No. 1 at 455-473 Somerset Avenue North Dighton, Mass. The Rental Space shall also include the improvements to be constructed on the Demised Premises by the Tenant in accordance with Section PA.07 below. The Rental Space in Building No. 1 is Shown on Exhibit A.

     Use: For the manufacture, storage, warehousing, and distribution of plastic bags, or other lawful uses related to the Tenant's Business or any use reasonably consistent with other uses in the Facility which comply with all Legal Requirements.

                                 Section PA1.02
                                 TERM OF LEASE

Term of Lease: 12 years

Commencing:    January 1, 1996

Ending:        December 31, 2007

                                 Section PA1.03
                                      RENT

     For the period from January 1, 1996 through July 31, 1997 Tenant shall pay Base Rent in the amount of $532,167.20, payable at the rate of $28,008.80 per month. Also, Tenant shall pay Additional Rent in the amount of $378,265 for the initial twelve year term of this Lease, payable at the rate of $2,626.84 per month in order to repay the sums to be advanced to Tenant in accordance with PA.07. If the amounts advanced to the Tenant




          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

under PA.07 are other than $200,000, such amount shall be repaid as Additional Rent in equal monthly installments of principal and interest over the said term with interest thereon at the rate of twelve percent (12%) per annum.

          Effective on August 1, 1997, and then through expiration of the end of the Lease (and any extensions thereof) the annual Base Rent shall be adjusted at each anniversary of the Lease commencement date and at each anniversary thereafter as follows:

a) The index used for calculation of any adjustment shall be the official Consumer's Price Index, Boston Area, all items, (1982-1984 = 100) published by the Bureau of Labor Statistics, U.S. Department of Labor, or its successor index should the Department of Labor cease publishing the CPI.

b) The new annual Base Rent at each anniversary shall be the annual Base Rent for the preceding year plus an additional amount as determined in paragraph (c) or an additional amount equal to three (3%) percent of annual Base Rent for the preceding year; whichever is less.

c) The index for the month of April immediately preceding the anniversary month shall be compared to the index for April of the previous year. The numerator shall be the index for the April immediately preceding the anniversary month and the denominator shall be the index for the April of the previous year. The result shall be multiplied by the current annual Base Rent to determine the new annual Base Rent.

d) The annual Base Rent shall be divided and paid in twelve (12) equal monthly installments during the anniversary period.

e) Rent is payable as per Section 3.01. Base Rent and the items of Additional Rent described in Section PA1.03, Section PA1.04 and
          Article 30 are due and payable in advance on or before the first day of the month.

                                 Section PA1.04

                                REAL ESTATE TAX

          The Landlord shall pay the yearly municipal real estate taxes on the building. The Tenant shall pay the Landlord, as Additional Rent, a sum equivalent to 100% of all taxes and

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

assessments against Map 5 Lot 1 (the Tax Parcel), plus 24.8% of all the taxes and assessments on the tax parcels known as Tax Map 5 Lots 3, 10, 99, and 2, said percentage of taxes being the proportionate share applicable to the Rental Space and building improvements thereon. In addition, Tenant shall be responsible for 100% of any real estate taxes or assessments imposed on new improvements made by or on behalf of the Tenant, including but not limited to building additions, interconnects and loading facilities.

          The Landlord shall estimate on an annual basis the Tenant's proportionate share and bill the same in 12 monthly installments corresponding with the taxing entity's fiscal year. When the final real estate tax bill is received by the Landlord, the Landlord will calculate the Tenant's actual tax and bill or refund the under or over payment and advise the Tenant of the following year's estimated tax. The Tenant will pay to the Landlord any taxes due hereunder within 30 days after demand therefor.

          Additional Rent under this section shall be prorated for any partial tax year at the beginning or end of the term of this Lease.

                                  Section PA.05
                             SUPERSEDES PRIOR LEASE

          This Lease will replace and supersede the Lease dated February 1, 1992 between BPI Environmental, Inc. and Maxaldan Realty L.P. as amended, effective at the commencement of this Lease.

                                  Section PA.06
                                    SECURITY

          $25,000.00 has been deposited on account with the Landlord by the Tenant.

                                  Section PA.07
                             UTILITIES AND SERVICES

          The Tenant shall arrange and pay for all utilities and services required for the Rental Space, including (but not limited to) the following:

a). Heat


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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                OCTOBER 1, 1995

b). Hot and Cold water
c). Electric
d). Gas
e). Maintenance Contracts

         The Landlord shall not make any change to the utilities and services, expressly including water service to the Demised Premises, which would cause a reduction in service below the availability as of February 1, 1992.

         Tenant shall have the right to make arrangements for increased utilities and services at its own expense, including but not limited to the construction of a water tower on the Facility, subject to Landlord's approval of the manner in which such services are to be provided and the plans therefor which approval will not be unreasonably withheld or delayed.

         The Landlord shall not be held liable for any inconvenience, damages, or harm caused by the stoppage, interruption, or reduction of any utilities or services beyond the control of the Landlord. Such stoppage, interruption, or reduction does not entitle the Tenant to any rent abatement, nor does it excuse the Tenant from the timely payment of Rent,

         As to those utilities used by the Tenant which have a central meter and service more than one tenant, the Landlord shall estimate on a monthly basis that portion of said utilities attributable to the Rental Space and Tenant shall pay said estimate to Landlord within thirty (30) days of demand thereof.

         To avoid the risk of possible damage to the Rental Space, and the pipes and fixtures in it (and adjacent spaces) from freezing, the Tenant agrees and covenants to at all times, in all parts of the premises maintain a minimum of 40 degrees Fahrenheit (40). Should damage to any part of the Rental Space, including water pipes, steam lines, sprinkler systems, boilers, waterheaters etc. result from the Tenant's failure to maintain the minimum temperature as herein provided by reason of the fault or failure of the Tenant, its agents, servants, employees, or visitors then the cost of making repairs necessary to restore the premises shall be borne by the Tenant, and if any such repairs are made by or at the expense of the Landlord, then the costs of such repairs to the Landlord shall be collected as Additional Rent. Anything to the contrary herein contained notwithstanding, the Tenant shall not be liable under any of the provisions of this paragraph if the Tenant cannot maintain a minimum

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

temperature of 40 degrees Fahrenheit for reasons not based upon the fault or failure of the Tenant.

                                    BROKERAGE

Tenant and Landlord represent to each other that they have dealt with only Nordblom Company Real Estate, with cooperation from R.W. Holmes Real Estate in the leasing of these premises. Landlord and Tenant each agree to indemnify and hold harmless the other party on account of a breach of this representation. The Landlord will pay the brokerage commission to Nordblom Company who will negotiate a split of the commission between itself and R.W. Holmes Real Estate.

                                OPTION TO EXTEND

          The Tenant shall have the right to renew this Lease on the same terms and conditions, except for the Rent to be paid, for one additional term of seven years at the expiration of the initial term, at the office of the Landlord, as above, by certified mail return receipt requested, or by a nationally recognized overnight carrier such as Federal Express, at least 90 (ninety) days before expiration of the term of this Lease. Base Rent for the extension term shall be adjusted as of the commencement date to the fair rental value for the Demised Premises and adjusted annually thereafter during such extension term as set forth in PA 1.03; provided that Base Rent for the first year of the extension term shall not be less than the Base Rent due and payable during the final year of the initial term.

                                    INSURANCE

          Landlord shall take out and maintain in force throughout the term of this Lease in a company or companies authorized to do business in Massachusetts, casualty insurance on the buildings, fixtures and other improvements on the Facility, including the Demised Premises (other than Tenant's Property), in an amount equal to the full replacement value thereof, covering all risks of direct physical loss or damage and so-called "extended coverage" risks. This insurance may be maintained in the form of a blanket policy covering the Facility as well as other properties owned by Landlord.

          Tenant covenants and agrees to pay the Landlord its proportionate share of the Landlord's property liability and casualty insurance. The Tenant's proportionate share is 33.5%. The Tenant shall pay this amount annually in one sum within

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDEN REALTY L.P.
                                 OCTOBER 1, 1995

thirty  (30)  days  of  the  Landlord's  written  request   accompanied  by  the
calculations for such share. The Tenant is still required to carry its own liability and content insurance. The payment required hereunder shall be prorated for any partial year at the beginning or end of the term of this Lease.

                                LANDLORD'S WAIVER

          Landlord hereby waives any claim or lien against Tenant's property located on the Demised Premises, whether arising under common law, by statute, contract or otherwise. Landlord agrees that it will allow any bank or other financial institution that is providing, or at any time in the future does provide, financing to Tenant (collectively, a "Lender"), and its auditors or other designees, reasonable access to the Demised Premises in order to inspect the Tenant's inventory and verify the amount thereof. In addition, if such Lender elects to remove the Tenant's property from the Demised Premises, Landlord will grant such Lender access to the Subject Premises at reasonable times to do so, provided that the Lender agrees to reimburse the Landlord for any damage to the Demised Premises resulting from such removal. In the event that the Tenant defaults in its obligations under this Lease and/or Landlord terminates this Lease for any reason, including a default by the Tenant, Landlord will allow Lender to (i) undertake to cure any and all defaults under the Lease and/or (ii) enter the Demised Premises in order to remove the Tenant's property, provided that Lender pays Landlord monthly rent in the amounts due hereunder for storage of the property at the Demised Premises for the period from when Lender enters the Demised Premises until Lender removes the Tenant's property from the Demised Premises. A form of Landlord's Waiver and Consent which is acceptable to Landlord is attached hereto as Exhibit B.

                               TENANT ALTERATIONS

          Landlord hereby approves the following alterations to the Demised Premises to be constructed by the Tenant:

          Project Number 1. A 26'-6' x 142'-0" x 22'-0" (low side) single slope addition to the west side of building #3 to house a new press. Expected completion date November 15, 1995.

          Product Number 2. New shipping/receiving area in building #1, 20'-0" x 67'-6" area will be added to the existing shipping/receiving area to fit five
(5) new loading docks. An area adjacent to this area shall be excavated and paved to allow

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

complex traffic to safely pass parked trucks which are loading and unloading. Expected completion date February 1, 1996.

         The Landlord agrees to reimburse the Tenant for the cost of the two projects described above in the amount of $120,000.00 for project number one and $80,000.00 for project number two. It is understood that the Landlord reserves the right to approve final construction drawings prior to the start of construction, such approval shall not be unreasonably withheld or delayed. Landlord acknowledges that it has reviewed and approved plans for each project. The Tenant shall reimburse the Landlord by payment of Additional Rent as described in Section PA1.03 above. Funds will be paid to the Tenant upon completion of each of project 1 and 2 respectively. Projects 1 and 2 will be deemed to be completed after final inspection is made by appropriate municipal inspectors and their approval is granted, and after a final inspection made by a representative of the Landlord verifying that the construction is as per the approved plans of the Landlord, and all associated work has been completed (such as rubbish removal, repair to landscaping and site damage caused by construction). Payment for each project will be made by Landlord to Tenant within 10 business days after all approvals for such project.

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

                                TABLE OF CONTENTS

ARTICLE 1 .................................................................   12
Lease of Property - Term of Lease .........................................   12
     Section 1.01 .........................................................   12

ARTICLE 2 .................................................................   12
  Definitions .............................................................   12
     Section 2.01 .........................................................   12
     Section 2.02 .........................................................   14
     Section 2.03 .........................................................   14
     Section 2.04 .........................................................   15

ARTICLE 3 .................................................................   15
  Rent ....................................................................   15
     Section 3.01 .........................................................   15

ARTICLE 4 .................................................................   16
  Security ................................................................   16

ARTICLE 5 .................................................................   16
  Section 5.01 ............................................................   16
     Liability of Landlord and Tenant .....................................   16
  Section 5.02 ............................................................   17
     Water Damage .........................................................   17

ARTICLE 6 .................................................................   17
  Use, Maintenance, Alterations, Repairs, Services, Etc. ..................   17
     Section 6.01 .........................................................   17
     Section 6.02. Use ....................................................   17
     Section 6.03. Repairs ................................................   17
     Section 6.04. Alterations ............................................   19
     Section 6.05. No harm or damage ......................................   19
     Section 6.06. (Intentionally Omitted) ................................   20
     Section 6.07. Access .................................................   20
     Section 6.08. No Liens ...............................................   20
     Section 6.09. No Dumping .............................................   20
     Section 6.10. Sewerage ...............................................   20
     Section 6.11. Tenant's Access ........................................   20

ARTICLE 7 .................................................................   21
  Insurance ...............................................................   21
     Section 7.01 .........................................................   21
     Section 7.02 .........................................................   21
     Section 7.03 .........................................................   21
     Section 7.04 .........................................................   21


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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

     Section 7.05. (Intentionally Omitted) ................................   22
     Section 7.06 .........................................................   22
     Section 7.07 (Intentionally Omitted) .................................   22
     Section 7.08 .........................................................   22
     Section 7.09 .........................................................   22

ARTICLE 8 .................................................................   22
  Damage or Destruction ...................................................   22
     Section 8.01 .........................................................   22
     Section 8.02 .........................................................   23
     Section 8.03 .........................................................   23

ARTICLE 9 .................................................................   24
  Condemnation ............................................................   24
     Section 9.01 .........................................................   24
     Section 9.02 .........................................................   24
     Section 9.03 .........................................................   25

ARTICLE 10 ................................................................   25
  Assignment, Subletting, Etc .............................................   25
     Section 10.01 ........................................................   25

ARTICLE 11 ................................................................   26
  Payment of Rent .........................................................   26

ARTICLE 12 ................................................................   26
  Default Provisions ......................................................   26
     Section 12.01 ........................................................   26
     Section 12.02. REENTRY ...............................................   27
     Section 12.03 ........................................................   29
     Section 12.04 ........................................................   29
     Section 12.05 ........................................................   29

ARTICLE 13 ................................................................   30
  Cumulative Remedies: Waivers ............................................   30
     Section 13.01 ........................................................   30

ARTICLE 14 ................................................................   31
  Quiet Enjoyment .........................................................   31
     Section 18.01 ........................................................   31

ARTICLE 15 ................................................................   31
  Waiver of Jury Trial ....................................................   31
     Section 19.01 ........................................................   31

ARTICLE 16 ................................................................   31
  Subordination of Mortgage ...............................................   31


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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

ARTICLE 17 ................................................................   32
  Intentionally omitted ...................................................   32

ARTICLE 18 ................................................................   32
  Nuisance ................................................................   32

ARTICLE 19 ................................................................   32
  Indemnification .........................................................   32

ARTICLE 20 ................................................................   33
  Notices .................................................................   33
     Section 20.01 ........................................................   33
     Section 20.02 ........................................................   34

ARTICLE 21 ................................................................   34
  Estoppel Certificate ....................................................   34
     Section 21.01 ........................................................   34

ARTICLE 22 ................................................................   35
  Survival ................................................................   35
     Section 22.01 ........................................................   35

ARTICLE 23 ................................................................   35
  Miscellaneous ...........................................................   35
      Section 23.01 .......................................................   35
      Section 23.02 .......................................................   35

ARTICLE 24 ................................................................   36
  End of Term; Tenant's Property ..........................................   36
     Section 24.01 ........................................................   36
     Section 24.02 ........................................................   36

ARTICLE 25 ................................................................   37
  Covenants Binding .......................................................   37
     Section 25.01 ........................................................   37

ARTICLE 26 ................................................................   37
  Environmental Matters ...................................................   37
     Section 26.01 ........................................................   37

ARTICLE 27 ................................................................   37
  Intentionally Omitted ...................................................   37

ARTICLE 28 ................................................................   37
Recording of Lease ........................................................   37


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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

ARTICLE 29 ................................................................   38
  Rules and Regulations ...................................................   38

ARTICLE 30 ................................................................   38
  Common Area Maintenance .................................................   38

EXHIBIT A -- Sketch of the Part of the Demised  Premises Located in Building
             No. 1.

EXHIBIT B -- Form of Landlord's Waiver.



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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

                       A G R E E M E N T  O F  L E A S E
                                 October 1, 1995

          AGREEMENT  OF LEASE,  made as of the date  referenced  above,  between
MAXALDAN  REALTY  L.P.,  (Landlord),  and  BPI  PACKAGING  TECHNOLOGIES,   INC.,
(Tenant).

                                   WITNESSETH:

                                    ARTICLE 1

                       Lease of Property - Term of Lease


          Section 1.01. Landlord, for and in consideration of the rents to be paid and of the covenants and agreements hereinafter contained to be kept and performed by Tenant, hereby leases to Tenant, and Tenant hereby hires from Landlord, those certain premises (the "Demised Premises") as described in the preamble Section PA1.01.

          TO HAVE AND TO HOLD the same, for the term of this Lease, including any extension term, upon and subject to the covenants, agreements, terms, provisions and limitations hereinafter set forth, all of which Tenant covenants and agrees to Perform and observe.

                                    ARTICLE 2

                                   Definitions

          Section 2.01. The terms defined in this Section shall, for all purposes of this Lease, and all agreements supplemental hereto, have the meanings herein specified, unless the context otherwise requires.

          (a) The term "Additional Rent" shall mean all items payable hereunder by Tenant to Landlord other than Base Rent.

          (b) The term "Base Rent" shall mean the Rent described in the first sentence of PA1.03 as the same may be adjusted during the term or any extension term.

          (c) The term "Claims" shall mean all liabilities (statutory or otherwise), obligations, claims, demands, damages,

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDEN REALTY L.P.
                                 OCTOBER 1, 1995

          penalties, causes of action, costs, expenses (including attorneys' fees and expenses), losses and injuries in any manner relating to or arising with respect to the subject matter of any indemnity granted herein, including any enforcement of any such indemnity by the indemnified party.

          (d) The term "common areas" shall mean those portions of the Facility available for use by more than one tenant or visitors of more than one tenant, including, without limitation, parking areas, approaches, entrances, sidewalks, roadways, service roads, and exits (except as otherwise herein made the responsibility of the tenant, [for example loading docks and entrance doors used by Tenant]).

          (e) The term "Control" shall mean ownership of more than a fifty percent beneficial interest, direct or indirect, of one entity by another entity.

          (f) The term "Facility" shall mean the complex of buildings and land known as 455-473 Somerset Avenue North Dighton, Massachusetts.

          (g) The term "fixtures" shall mean all items which are located in, or as part of the building or any part of the buildings systems that are not of a structural nature such as electrical equipment, sprinkler systems, electrical panels, motors, light fixtures, toilets, sinks, flush valves, faucets, toilet partitions, entrance and exit doors, interior doors, fire doors, exit and emergency lighting, heating and cooling equipment (if not part of a central system for which the Landlord pays cost of operation) and excluding Tenant's Property.

          (h) The term "Legal Requirements" shall mean all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, permits, licenses, regulations, ordinances, judgments, decrees, directions and injunctions affecting the Facility or the use or occupancy thereof, whether now or hereafter enacted or in force, ordinary or extraordinary, foreseen or unforeseen, and all covenants, agreements, restrictions and encumbrances contained in any instrument affecting the Facility.

          (i) The term "Obligations" of this Lease, and words of like import, shall mean the covenants to pay Rent and other sums payable hereunder and all of the other covenants, agreements, terms, conditions, limitations, exceptions and

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                OCTOBER 1, 1995

          reservations contained in this Lease. The terms "Tenant's Obligations" and "Landlord's Obligations", and words of like import, shall mean the Obligations of this Lease which are imposed upon and are to be performed, observed or kept by Tenant or by Landlord, as the case may be,

          (j) The term "rent" shall include all sums payable hereunder by Tenant to Landlord.

          (k) The term "taking shall mean a taking, or voluntary conveyance, of title to, or any interest in, the Demised Premises or the Facility, or any part thereof, or of the right to use all or any part thereof pursuant to, as a result of, or in anticipation of the exercise of the right of condemnation, expropriation or eminent domain, and upon such a Taking the Demised Premises or the Facility, or such part thereof, shall be deemed to have been "taken".

          (l) The term "Tenant's Business" or "use" shall mean the business heretofore conducted by Tenant and any other business which may be lawfully conducted in the Demised Premises as provided for herein.

          (m) The term "Tenant's Property" shall mean those items of personal property or fixtures now or hereafter located in the Demised Premises that are owned and used by Tenant in the conduct of Tenant's Business, including all railings, movable partitions, special lighting fixtures, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and computers, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, and all furniture, furnishings and other articles of movable personal property owned by Tenant and now or hereafter located in the Demised Premises.

          (n) The phrase "term of this Lease" shall mean the original term described in Article l and any extension term which has become effective pursuant to and in compliance with any option to extend which may or may not be contained herein.

          Section 2.02. (Intentionally Omitted)

          Section 2.03. The following rules of construction shall be applicable for all purposes of this Lease and all agreements supplemental hereto, unless the context otherwise requires:

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
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          (a) The-terms "hereby", "hereof", "hereto", "herein" , "hereunder" and any similar terms shall refer to this Lease and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Lease.

          (b) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of the other genders and words importing the singular number shall mean and include the plural number and vice versa.

          (c) The term "person" shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons,

          (d) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without being limited to".

          (e) All references in this Lease to numbered Articles and Sections and to Lettered Exhibits are references to the Articles and Sections of this Lease and the Exhibits annexed to this Lease, unless expressly otherwise designated in context.

          (f) This Lease shall be governed by, and construed in accordance with, the laws of the State or Commonwealth in which the Facility is located.

          Section 2.04. The captions under the Article numbers of this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

                                    ARTICLE 3

                                      Rent

          Section 3.01. Tenant covenants and agrees to pay as Rent to Landlord during the term of this Lease those amounts as listed in the preamble Section PA1.03. If the Tenant fails to comply with any of the provisions of this Lease, the Landlord may do so on behalf of the Tenant and charge all costs of compliance, including attorney fees, to the Tenant as Additional Rent in accordance with Section 12.05. The Landlord shall have the same rights against the Tenant for non payment of Additional Rent as

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

if it were Base Rent. The tenant is to pay the entire amount of Rent as above without offset (unless previously approved by the Landlord in writing). Any deductions which are offset against Rent without the Landlord's prior written consent will invalidate the rent payment, and will give the Landlord the same rights against the Tenant as if the Tenant had not paid Rent.

                                    ARTICLE 4

                                    Security

          A security deposit in the amount as listed in preamble Section PA.06 has been deposited on account with the Landlord. The security deposit shall be used to cure any default of the Tenant in connection with the Tenant's violation of any of the agreements of this Lease, (including but not limited to restoration of any damage done by Tenant at the end of the term of this Lease). If the violation should cost more to remedy than the amount of the security, then the Tenant shall immediately reimburse the Landlord for the amount of excess damages. If any part of the security is used for any reason, then the Tenant shall immediately replenish the security to the amount as shown above. The security deposit shall not be used for the payment of Rent, and shall not be entitled to any interest. Except as spent hereunder the security deposit shall be promptly returned to Tenant at the end of the term of this Lease.

          If the Landlord's interest in the property is transferred, the Landlord will turn over the security deposit to the new Landlord. The Landlord will notify the Tenant of the name and address of the new Landlord, by certified mail return receipt requested, within 5 days of the transfer. The new Landlord will then be responsible for the return of the security at the end of the term of this Lease.

                                    ARTICLE 5

                                  Section 5.01
                        Liability of Landlord and Tenant

          The Landlord shall not be liable for injury or damage to any person or property unless it is caused by or due to the Landlord's (or its employees', agents' or visitors') act or neglect. The Tenant is liable for any loss, injury, damage any person or property caused by the act or neglect of the Tenant, Tenant's employees, agents, or visitors. The Tenant

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
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shall defend the Landlord  from and reimburse the Landlord for all liability and costs resulting from any injury or damage due to the act or neglect of the Tenant, its employees, agents, or visitors.

                                  Section 5.02
                                  Water Damage

         The Landlord shall not be held liable for the leak or flow of water into the Rental Space unless caused by the Landlord's negligence.

                                    ARTICLE 6

          Use, Maintenance, Alterations, Repairs, Services, Etc.

          Section 6.01. Tenant has leased the Demised Premises after a full and complete examination thereof, and the Tenant accepts the same without any representation or warranty, express or implied in fact or by law, by Landlord on the nature, condition or usability thereof or the use or uses to which the Demised Premises or any part thereof may be put, and accepts the Premises in an "as is" condition except as otherwise provided hereunder.

          Section 6.02 Use.

          The Demised Premises shall be used and occupied only for the conduct of Tenant's Business, as defined in Section PA1.01, and for uses incidental thereto, and for no other purpose.

          Section 6.03. Repairs.

          Landlord shall maintain the exterior of the Facility, make all structural repairs thereto including the roof, exterior and load bearing walls (but not including interior maintenance of such items as paint), foundations, all exterior systems (unless used for the exclusive use of the Tenant), repair the sanitary or water pipes leading to or from the Demised Premises due to failure from age (except as caused by Tenant's use and excluding normal wear and tear items such as flushing systems, faucets, and washers), ordinary and extraordinary, foreseen and unforeseen, to the extent same is not caused by Tenant, or its agents or representatives, or visitors, or deliverymen. Landlord shall maintain and keep the common areas on the Facility, including the grounds, parking areas and sidewalks adjacent to the Facility, in good order, repair and condition, and shall keep the parking

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

areas and sidewalks free and clear from ice and snow (except any loading platform(s) used by Tenant, or any entrance doorways, stairs, or ladders, entering the Demised premises). Landlord shall not be responsible for repairs made necessary because of Tenant alterations which were not properly designed or which were not performed in a good and workmanlike manner.

          Tenant shall be responsible for proper disposal of its garbage, trash, debris, end product, by product or other waste in a proper manner, complying with all relevant rules and regulations.

          The Tenant shall be responsible for all interior maintenance of the Demised Premises (other than structural repairs as herein noted) and agrees to:
(a) maintain all equipment, fixtures, and improvements in good repair and a sanitary, neat and clean appearance, free of any infestation, (b) make all necessary repairs to the Demised Premises, and all equipment, fixtures, and improvements therein, except structural repairs as heretofore made the responsibility of others, (c) use all plumbing, electric, and other facilities safely and in the way for which they were intended, (d) use no more electricity than the wiring or feeders were designed for or can safely accommodate, (e) replace all broken glass in the Demised Premises, (f) keep nothing dangerous, explosive, flammable (red label), or combustible, in the Rental Space that will increase the risk the of fire, (g) promptly notify the Landlord of conditions which need repair and promptly execute repairs which are the responsibility of the Tenant, (h) avoid littering on the grounds, including but not limited to, the littering by the Tenant's employees, agents, or visitors, and the blowing or release of litter or rubbish from the Demised Premises or Tenant's trash containers, or the spoilage of trash from the Tenant's trash removal contractor(s) and (i) do nothing to destroy the peace and quiet of the neighborhood, Landlord, other Tenants, or people in the neighborhood. Landlord acknowledges that the present use of the Demised Premises by the Tenant complies with clause (f) of this Section.

          Capital repairs and replacements by the Tenant shall be limited to a maximum expenditure of $5000.00 per year, adjusted annually by adding thereto an amount determined by multiplying $5,000 by the ratio described in paragraph (c) of Section PA1.03. If capital repairs or replacements are to exceed $5000.00 in a given year, the Tenant agrees to notify the Landlord, and allow the Landlord to participate in the decision making process to achieve said repairs in the most cost effective solution possible

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
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consistent with proper  maintenance of the Demised  Premises.  The excess annual capital repairs over $5000.00 are to be paid by the Landlord.

          Section 6.04. Alterations.

         The Tenant may not make any changes or alterations or additions to the Demised Premises without the Landlord's express written consent, which consent shall not be unreasonably withheld. Any changes or alterations or additions made without the consent of the Landlord will be removed immediately upon request of the Landlord, and any damage caused will be promptly repaired to a satisfactory condition. All alterations which are made with the Landlord's consent shall remain as part of the premises at the termination of the Lease, unless the Landlord requests their removal upon giving its permission to construct same. If the improvements must be removed at the end of the term of this Lease, then, the Tenant shall remove such and restore the premises, and any damage to it, to a condition consistent with the condition of the premises at the inception of the Lease, normal wear and tear and damage by casualty excepted. Whether under the provisions of this Lease or otherwise, neither Tenant, nor any subtenant, nor any agent, employee, representative, contractor, or subcontractor of either Tenant or any subtenant, shall have any power or authority to do any act or thing or to make any contract or agreement which will bind Landlord or which may create or be the foundation for any mechanic's lien or other lien or claim upon or against Landlord's interest in the Facility, and Landlord shall have no responsibility to Tenant or to any subtenant, contractor, subcontractor, supplier, materialman, workman or other person, firm or corporation who shall engage in or participate in any construction of any Improvements or in any Alterations unless Landlord shall expressly undertake such obligation by an agreement in writing signed by Landlord and made between Landlord and Tenant, or such subtenant, contractor, subcontractor, supplier, materialman, workman or other person, firm or corporation. Where permitted by law Tenant shall endeavor to have included in each contract with each such person, firm or corporation a provision waiving any right, claim or lien which such person, firm or corporation may have against Landlord.

          Section 6.05. No harm or damage.

         Tenant will not do, permit or suffer any waste, damage, disfigurement or injury to or upon the Demised Premises or any part thereof. Tenant shall maintain and repair the interior of


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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

the Demised Premises, and shall keep the same in good order, repair and condition.

          Section 6.06. (Intentionally Omitted)

          Section 6.07. Access.

          The Landlord shall have access to the Demised Premises on reasonable notice to the Tenant to (a) inspect the Rental Space (b) make necessary repairs, alterations, or improvements, (c) supply services, and (d) show it to prospective buyers, mortgage lenders, contractors or insurers.

          The Landlord may have access to the Demised Premises during the last 6 months of the term of this Lease for the purpose of showing the space to prospective tenants.

          The Landlord shall have access to the Demised Premises without prior notice in the case of an emergency.

          Section 6.08. No Liens.

          Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the estate or interest of Landlord in and to the Facility.

          Section 6.09. No Dumping.

          Tenant shall not dump any effluent or other materials into any streams, drains, sewers, rivers, waterways, soil or air, unless the Tenant has first obtained all necessary permits, licenses and approvals, including approval of Landlord.

          Section 6.10. Sewerage.

          Tenant agrees that its operations shall not significantly increase the present amount of sewerage being generated by the Facility unless approved by the Landlord. Tenant is responsible for any increased cost of sewage disposal generated as a result of the Tenant's operation.

          Section 6.11. Tenant's Access.

          The Tenant shall have access to walkways, drives, parking areas, and other common areas servicing the Demised Premises 24

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
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hours per day.  Tenant may have access to no more than 100 parking spaces in non designated areas within the Facility.

                                    ARTICLE 7

                                    Insurance

          Section 7.01.

          (a) The Tenant shall obtain, pay for, and a keep in full force and effect for the benefit of the Landlord and the Tenant public liability insurance on the Demised Premises.

          (b) If due to the Tenant's use of the Demised Premises the fire insurance rate is increased or decreased, the Tenant shall pay the increase or decrease in the premium to the Landlord within 30 days.

          Section 7.02. During the term of this Lease, Tenant will, at its sole cost and expense, keep and maintain general public liability insurance protecting and indemnifying Tenant, and Landlord, from and against any and all claims for damages or injury to person or property or for loss of life or of property occurring within, or about, the Demised Premises, such insurance to afford immediate protection, to the limit of not less than $1,000,000.00 in respect of bodily injury or death to any one person, and to the limit of not less than $1,000,000.00 in respect of any one accident or occurrence and to the limit of not less than $500,000.00 for property damage. At the request of Landlord the coverages set forth herein may be adjusted annually by adding to each limit an amount determined by multiplying such limit by the ratio described in paragraph (c) of Section PA1.03.

          Section 7.03. All insurance provided for in Sections 7.01 and 7.02 shall be effected under standard form policies issued by insurers of recognized responsibility, authorized to do business in the state wherein the Facility is located, which are well rated by Bests Key Rating guide for property casualty insurance companies or any similar institution.

          Section 7.04. Upon the execution and delivery of this Lease and prior to occupancy and thereafter not less than thirty (30 days) prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article, certificates of

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

insurance and proof of payment evidencing coverage as shall be delivered by Tenant to Landlord.

          Section 7.05. (Intentionally Omitted)

          Section 7.06. Each policy hereunder shall, to the extent obtainable, contain an agreement by the insurer that such policy shall not be canceled without at least thirty (30) days prior written notice to Landlord except 10 days notice for nonpayment of premium.

          Section 7.07 (Intentionally Omitted)

          Section 7.08. All insurance policies maintained by either party with respect to the Demised Premises shall, to the extent available in Massachusetts, contain an express waiver on the part of the insurer of its right to make any claim against the other party. Landlord and Tenant each hereby waives any rights of recovery against the other for loss or injury against which the waiving party is insured by insurance containing provisions denying to the insurer acquisition of rights by subrogation, but only to the extent of the recovery on such insurance.

          Section 7.09. Subject to the limitation thereon in Section 7.08, Landlord and Tenant agree to defend indemnify and hold each other harmless against any and all liability, claims, demands, loss or damage to person or property in any way arising from or occasioned in whole or in part by any negligent act or omission of each other, or each other's agents or employees.

                                   ARTICLE 8

                              Damage or Destruction

          Section 8.01. The Tenant shall notify the Landlord immediately of any fire or other casualty which occurs in the Demised Premises.

          If, at any time during the term of this Lease, all or substantially all of the Demised Premises or of the Facility (excluding Tenant's Property shall be destroyed by fire or other casualty (including any casualty for which insurance coverage was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, this Lease shall terminate and expire on the date of such fire or other casualty and the Rent and other sums payable hereunder shall be apportioned and

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
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paid to such date.  For  purposes of this  Article 8, "substantially  all of the
Demised Premises or of the Facility" shall be deemed destroyed if the undamaged portion cannot be practically and economically used or converted for use by Tenant for the purposes permitted by this Lease.

          Section 8.02. In the event of a fire or other casualty causing the destruction of less than all or substantially all of the Demised Premises or the
Facility:

         (a) if the destruction is of greater than or equal to twenty (20) percent of the Demised Premises or the Facility, then Tenant may, at its sole option, terminate the Lease as of the date of the fire or other casualty within sixty (60) days after the date thereof, or may continue in occupancy and Landlord shall use reasonable efforts to make other space within the Facility available for Tenant's use on the same terms and conditions and at comparable rents as set forth herein, subject to the availability of, and Tenant's reasonable satisfaction with such space. If such space is unavailable, or does not meet with Tenant's reasonable satisfaction, then, as of the date of the fire or other casualty, then Rent shall be reduced by a fraction thereof, the numerator of which shall be the gross area of that portion of the Demised Premises so destroyed and the denominator of which shall be the gross area of the entire Demised Premises;

         (b) if the destruction is of less than twenty (20) percent of the Demised Premises or the Facility, then Tenant shall remain in occupancy and Landlord shall use reasonable efforts to make other space within the Facility available for Tenant's use on the same terms and conditions as set forth herein, subject to the availability of, and Tenant's reasonable satisfaction with such space. If such space is unavailable, or does not meet with Tenant's reasonable satisfaction, then, as of the date of the fire or other casualty, the Rent shall be reduced by a fraction thereof, the numerator of which shall be the gross area of that portion of the Demised Premises so destroyed and the denominator of which shall be the gross area of the entire Demised Premises.

          Section  8.03. If Tenant  remains in occupancy  pursuant to subsection
(b) of Section 8.02 or through its failure to exercise its option to terminate pursuant to subsection (a) of Section 8.02, then Landlord, at its sole cost and expense, shall proceed

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

with reasonable diligence to repair, alter and restore the remaining part of the Demised Premises or the Facility to substantially its former condition to the extent that the same may be feasible.

                                    ARTICLE 9

                                  Condemnation

          Section 9.01. If, at any time during the term of this Lease, there shall be a Taking of all or substantially all of the Demised Premises or of the Facility, this Lease shall terminate and expire on the date of the Taking and the Rent and other sums payable hereunder shall be apportioned and paid to the date of the Taking. For purposes of this Article 9, there shall be deemed to have been a Taking of "substantially all of the Demised Premises or of the Facility" if the untaken portion cannot be practically and economically used or converted for use by Tenant for the purposes permitted by this Lease.

          In the event of any such taking and the termination of this Lease, Landlord shall be entitled to receive the entire amount of the award, provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the Taking of Tenant's Property or for relocation or business interruption expenses recoverable from the taking authority.

          Section 9.02. In the event of a Taking of less than all or substantially all of the Demised Premises or the Facility:

          (a) if the Taking is of greater than or equal to twenty (20) percent of the Demised Premises or the Facility, then Tenant may, at its sole option, terminate the Lease as of the date of the Taking within sixty (60) days after the date thereof or may continue in occupancy, and Landlord shall use reasonable efforts to make other space within the Facility available for Tenant's use on the same terms and conditions as set forth herein, subject to the availability of and Tenant's reasonable satisfaction with such space. If such space is unavailable, or does not meet with Tenant's reasonable satisfaction, then, as of the date of the Taking, the Rent shall be reduced by a fraction thereof, the numerator of which shall be the gross area of that portion of the Demised Premises so taken and the denominator of which shall be the gross area of the entire Demised Premises; and

                                       24








          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                OCTOBER 1, 1995

          (b) if the Taking is of less than twenty (20) percent of the Demised Premises or the Facility, then Tenant shall remain in occupancy and Landlord shall use reasonable efforts to make other space within the Facility available for Tenant's use on the same terms and conditions as set forth herein, subject to the availability of, and Tenant's reasonable satisfaction with such space. If such space is unavailable, or does not meet with Tenant's reasonable satisfaction, then, as of the date of the Taking, the Rent shall be reduced by a fraction thereof, the numerator of which shall be the gross area of that portion of the Demised Premises so taken and the denominator of which shall be the gross area of the entire Demised Premises.

          Section  9.03. If Tenant  remains in occupancy  pursuant to subsection
(b) of Section 9.02 or due to its failure to exercise its option to terminate pursuant to subsection (a) of Section 9.02, then Landlord, at its sole cost and expense, shall proceed with reasonable diligence to repair, alter and restore the remaining part of the Demised Premises or the Facility to substantially its former condition to the extent that the same may be feasible.

                                   ARTICLE 10

                          Assignment, Subletting, Etc.

          Section 10.01. The Tenant may not do any of the following without the Landlord's written consent, which consent shall not be unreasonably withheld:
(a) assign this Lease (b) sublet all or any part of the Demised Premises; or (c) permit any other person or entity or business to use the Rental Space. The preceding sentence shall not apply to any merger or consolidation of Tenant into or with a third party, nor to an assignment, sublet, mortgage or pledge by Tenant to an entity which controls, is under common control with or is controlled by the Tenant; provided that, in the event of a merger or consolidation with a third party, the financial strength of the surviving entity shall be at least equivalent to the financial strength of Tenant. Prior to any permitted transfer to a third party, Tenant shall deliver to Landlord a copy of its most recent 10K report, filed with the United States Securities and Exchange Commission, together with reasonably equivalent information regarding the third party.

          It is agreed and understood that if the Tenant obtains the permission of the Landlord to any of the above that 50% (fifty

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

percent) of any net increase in the Rent or other charges realized by the Tenant over the rent or other charges paid by the Tenant to the Landlord shall be turned over to the Landlord as Additional Rent, and, as an express condition of any assignment, the Tenant shall remain liable for all Rents and Obligations of the Lease.

                                   ARTICLE 11

                                 Payment of Rent

          Rent is due and payable in advance on the first day of each month at the office of the Landlord. The Landlord's address is: Post Office Box 8, Bayonne, New Jersey 07002.

          In the event that any monthly payment of Rent shall remain unpaid for a period of ten days after due, there shall become due to Landlord from Tenant, as Additional Rent and as compensation for Landlord's extra administrative costs in investigating the circumstances of late rent, a late charge of two percent (2%) of the amount overdue for each month or part thereof during which such amount remains unpaid. For checks returned for any reason there will be a Fifty Dollar (50.00) fee in addition to the above.

          If the Tenant fails to make any payment due under this Lease other than Rent, within thirty (30) days following the date of invoice, there will be added to such payment a one and one half percent (1.5%) penalty each month (or portion of month).

                                   ARTICLE 12

                               Default Provisions

          Section 12.01. This Lease and the term and estate hereby granted are subject to the limitation that a default occurs:

         (a) whenever Tenant shall default in the payment of any installment of Rent or of any other sum payable by Tenant to the Landlord and if any such default shall continue for ten (10) days after Tenant received from Landlord a written notice specifying such default or if Landlord shall have given Tenant such notice on three or more prior occasions within the same calendar year; or

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          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

               (b) whenever Tenant shall do, or permit anything to be done, contrary to any covenant or agreement on the part of Tenant herein contained or contrary to any of Tenant's obligations under this Lease, or shall fail in the keeping or performance of any of Tenant's Obligations under this Lease, and Tenant shall fail to remedy the same within thirty (30) days after Landlord shall have given Tenant written notice specifying the same, or, if such situation cannot be remedied within said thirty (30) day period, Tenant shall fail to commence to take steps to remedy the same within said thirty (30) day period or, having so commenced, shall thereafter fail to proceed diligently to remedy the same; or

               (c) whenever an involuntary petition shall be filed against Tenant under any bankruptcy or insolvency law or under the reorganization provisions of any law of like import, or a receiver of Tenant or of or for the property of Tenant shall be appointed without the acquiescence of Tenant, or whenever this Lease or the estate hereby granted or the unexpired balance of the term would, by operation of law or otherwise, except for this provision, devolve upon or pass to any person, firm or corporation other than Tenant or any corporation in which Tenant may be duly merged, converted or consolidated under statutory procedure, and such situation under this subsection (c) shall continue and shall remain undischarged or unstayed for a period of sixty (60) consecutive days or shall not be remedied by Tenant within sixty (60) days; or

               (d) whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or whenever any court of competent jurisdiction shall approve a petition filed by Tenant under the reorganization provisions.of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import.

          Upon Tenant's uncured default, Landlord has the right to immediately take possession of the property, and to relet same.

               Section 12.02. REENTRY

          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

          It is covenanted and agreed by Tenant that in the event of the expiration or termination of this Lease or re-entry by Landlord, under any of the provisions of this Article 12 or pursuant to law, or otherwise by reason of default hereunder on the part of Tenant, Tenant will pay to Landlord, as damages with respect to this Lease, at the election of Landlord, either:

               (a) a sum which at the time of such termination of this Lease or at the time of any re-entry by Landlord, as the case may be, represents the excess, if any, of:

                    (i) the Rent which would have been payable by Tenant for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be and ending with the date hereinabove set for the expiration of the full term of this Lease hereby granted, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises; over

                    (ii) the  rental  value  of the  Demised  Premises  for same period; or

               (b) sums equal to the Rent and other sums which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the rent days specified herein following such termination or such re-entry and until the date hereinabove set for the expiration of the full term of this Lease hereby granted; provided, however, that if the Demised premises shall be leased or re-let during said period, Landlord shall credit Tenant with the net rents, if any, received by Landlord from such leasing or re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such leasing or re-letting the expenses incurred or paid by Landlord in terminating this Lease or of re-entering the Demised Premises and of securing possession thereof, as well as the expenses of leasing and re-letting, including altering and preparing any portion of the Demised Premises for new tenants, brokers' commissions, attorneys fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; but in no event shall Tenant be entitled to receive any excess of such net rents over the Rent and other sums payable by Tenant to Landlord hereunder; or

         B. P. I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

               (c) a sum which at the time of such termination of this Lease equals all amounts payable by Tenant under Section 12.03, as if said date of termination were the Release Date, as such term is defined therein.

          Suit or suits for the recovery of any and all damages, or any installments thereof, provided for hereunder may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of this
Article 12, or under any provisions of law, or had Landlord not re-entered the Demised Premises.

          Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any damages to which Landlord may lawfully be entitled in any case other than those particularly provided for above,

          Section 12.03. If Tenant shall make a voluntary surrender and assignment to Landlord of Tenant's interest in this Lease by request of Landlord, then, notwithstanding the provisions of Section 12.02 or any other provision of this Lease, Tenant shall be released of any and all further Obligations under this Lease from and after the date (the "Release Date") on which all of the following conditions shall have been met:

          (a) Tenant shall have complied with the provisions of Article 24; and

          (b) Tenant shall have paid to Landlord all Rent and other sums payable to Landlord pursuant to the provisions of this Lease during or for the period up to and including the Release Date.

          Section 12.04. The Tenant agrees to be responsible for any legal fees reasonably expended by the Landlord for the enforcement of any of the provisions of this Lease due to the Tenant's violation of same.

          Section 12.05. In the event of a default by Tenant hereunder which continues beyond the expiration of the applicable grace period, Landlord shall have the right to perform such defaulted obligation of Tenant, including the right to enter upon the Demised Premises to do so. Landlord shall, as a courtesy only, notify Tenant of its intention to perform such obligation. In the event of a default by Tenant hereunder which has not yet continued beyond the expiration of the applicable grace period

          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

but which Landlord determines constitutes an emergency threatening imminent injury to persons or damage to property, Landlord shall have the right to perform such defaulted obligation of Tenant (including the right to enter upon the Demised Premises to do so) after giving Tenant such notice (if any) as is reasonable under the circumstances. In either event, all sums so paid by Landlord and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately upon demand. Landlord may exercise its rights under this Section 12.05 without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

                                   ARTICLE 13

                          Cumulative Remedies: Waivers

          Section 13.01. The mention herein of any particular remedy shall not preclude Landlord from any other remedy it might have either in law or in equity. The failure of Landlord to insist upon the strict performance of any one of Tenant's Obligations hereunder or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such Obligation, right, remedy or election, but the same shall continue and remain in full force and effect. Any right or remedy of Landlord in this Lease specified and any other right or remedy that Landlord may have at law, in equity or otherwise upon breach of any of Tenant's Obligations hereunder shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other. None of Tenant's Obligations hereunder shall be deemed to have been waived by Landlord unless such waiver be in writing and signed by Landlord. The consent of Landlord to any act or matter must be in writing and shall apply only with respect to the particular act or matter to which such consent is given and shall not relieve Tenant from the Obligation wherever required under this Lease to obtain the consent of Landlord to any other act or matter. Receipt or acceptance of any Rent by Landlord shall not be deemed to be a waiver of any default by Tenant in its Obligations hereunder or of any right which Landlord may be entitled to exercise under this Lease. This Lease may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

                                   ARTICLE 14

                                 Quiet Enjoyment

          Section 18.01. Landlord covenants that if and so long as Tenant duly and timely keeps and performs each and every Obligation of Tenant hereunder, Tenant shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or any person acting by, through or under the Landlord, subject to the covenants, agreements, terms, provisions and conditions of this Lease.

                                   ARTICLE 15

                              Waiver of Jury Trial

          Section 19.01. The parties hereto waive a trial by jury of any and all issues arising in any action or proceeding between them or their successors or assigns under or connected with this Lease or any of its provisions or any negotiations in connection therewith or Tenant's use or occupation of the Demised Premises. If any matter arises involving the performance, or interpretation of this Lease which the parties are unable to settle by mutual agreement, the parties agree to arbitrate according to the American Arbitration Association.

                                   ARTICLE 16

                            Subordination of Mortgage

          Tenant shall subordinate the Lease to any and all mortgages which now or in the future may affect the building. The Tenant shall sign all papers needed to give any mortgage priority over this Lease. If the Tenant refuses, the Landlord may sign the papers on behalf of the Tenant. Tenant agrees to such subordination provided the holder of such mortgage shall as consideration for such subordination consent to this Lease, recognize all of the Tenant's rights hereunder, and agree that the Tenant shall not be disturbed in its possession of the Demised Premises for any reason other than a default by Tenant which would entitle Landlord to terminate this Lease.

          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

                                   ARTICLE 17
                              Intentionally omitted

                                   ARTICLE 18

                                    Nuisance

          Tenant covenants and agrees that it will not commit any nuisance nor permit the emission of any objectionable sound, noise, smoke, waste or odor which would be violative of any applicable local, state or federal governmental rule of regulation or would, per se, create a nuisance.

                                   ARTICLE l9

                                 Indemnification

          Subject to Section 7.08 and without limiting the Tenant's obligation to provide insurance pursuant to Article 7 hereunder, Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, and expenses, including reasonable attorney's fees, which may be imposed upon or incurred by the Landlord as a result of any of the following occurring during the term of this Lease or any extension thereof:

               (a) any failure on the part of the Tenant, its agents, contractors, employees, invitees, licensees or subtenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease;

               (b) any carelessness, negligence or improper conduct of the Tenant, its agents, contractors, employees, invitees, licenses or subtenant;

               (c) any loss, injury or damage whatsoever caused to any person, including the Tenant, its employees or agents, or property arising out of Tenant's use, occupancy, control or management of the Demised Premises or any part thereof or the sidewalks, public areas or streets in front of or appurtenant thereto;

               (d) any claim, damage, liability costs, penalties or fines imposed upon the Landlord as a result of air or water pollution caused by the Tenant in its use of the Demised Premises. Tenant shall notify Landlord immediately of any

          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995


claim or notice served upon it with respect to any of the above matters from which Tenant has agreed to indemnify the Landlord. In case any action or proceeding is instituted against the Landlord by reason of any of the foregoing matters, Tenant, upon written notice from the Landlord, will, at Tenant's expense, resist or defend such action or proceedings by counsel reasonably approved by the landlord in writing, such approval not to be unreasonably withheld; or

               (e) any alterations made to the Demised Premises by the Tenant.

          Subject to Section 7.08, Landlord agrees to indemnify and save harmless the Tenant from and against and all claims with respect to death, bodily injury, property damage or otherwise arising from any breach or default on the part of the Landlord in the performance of any covenant or agreement on its part to be performed pursuant to the terms of this Lease or arising from its negligence or the negligence of any of its agents, partners, contractors or employees, including all costs, counsel fees, expenses and liabilities incurred in or about any such claim; and if any action or proceeding is brought against the Tenant by reason of any such claim, the Landlord, upon notice from the Tenant covenants to resist or defend such action or proceeding at its expense.

          Each party will give the other party prompt notice of any claim brought against it if it seeks to claim indemnification.

                                   ARTICLE 20

                                     Notices

          Section 20.01. All notices, demands, requests or other communications which may be or are required to be given, served or sent by either party to the other shall be in writing and shall be deemed to have been properly given or sent:

          (a) if intended for Tenant -- by mailing by registered or certified mail with the postage prepaid, return receipt requested, or by a nationally recognized overnight delivery service such as Federal Express, or by personal delivery, addressed to Tenant at the address listed on the Preamble.

          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

          (b) if intended for Landlord -- by mailing by registered or certified mail with the postage prepaid, return receipt requested, or by a nationally recognized overnight delivery service, or by personal delivery, addressed to Landlord at the address listed on the Preamble.

          Each party may designate by notice in writing a new address to which any notice, demand, request or communication may hereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed in the manner aforesaid shall be deemed sufficiently given, served or sent for all purposes hereunder upon receipt by either party.

          Section 20.02. If a request is received in writing by Landlord or Tenant for consent or approval required under this Lease or for information to which the party making such request shall be entitled, the party receiving such request shall act with reasonable promptness thereon and shall not unreasonably delay notifying the party making such reguest as to the granting or withholding of such consent or approval or furnishing to such party the information requested.

                                   ARTICLE 21

                              Estoppel Certificate

          Section 21.01. The parties mutually agree that at any time and from time to time upon written request of the other party and at the reasonable cost and expense to the party requesting the same, Landlord or Tenant, as the case may be, will execute, acknowledge and deliver to the other party a certificate evidencing whether or not:

          (a)  the Lease is in full force and effect;

          (b) said Lease has been modified or amended in any respect, and identifying such modifications or amendments, if any; and

          (c) there are any existing defaults thereunder to the knowledge of the party executing the certificate, and specifying the nature of such defaults, if any,

          (d   whether any Rents are due and how much.

          (e)  any other items reasonably requested by Landlord,

          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

          (f)  any  other  items  reasonably  requested  by  Tenant,   provided,
               however, that such items do not reduce any of the Landlord's rights or exposure as per this Lease.

                                   ARTICLE 22

                                    Survival

          Section 22.01. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                   ARTICLE 23

                                  Miscellaneous

          Section 23.01. Force majeure.

          Neither Landlord nor Tenant shall be deemed to be in default hereunder (and the time for performance of any of their respective obligations hereunder other than the payment of money shall be postponed) for so long as the performance of such obligation is prevented by strike, lock-out, act of God, absence of materials or any other matter not reasonably within the control of the party which must perform the obligation (collectively, "Force Majeure").

          Section 23.02 Signs.

          The Tenant shall obtain the Landlord's written consent before placing any signs on or about the Premises. Any signs must comply with all local and/or municipal ordinances. Permits are the responsibility of the Tenant.

          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

                                   ARTICLE 24

                         End of Term; Tenant's Property

          Section 24.01. Upon the expiration of the term of this Lease or upon the earlier termination thereof, including a surrender of this Lease pursuant to
Section 12.03, or upon the reentry of Landlord upon the Demised Premises as herein provided for (herein collectively referred to as the "Termination Date), Tenant shall peaceably and quietly leave, surrender and yield up unto Landlord all and singular the Demised Premises in good order, condition and repair, reasonable wear and tear and loss by fire or other casualty excepted. In the event Tenant holds over on a month to month basis the Base Rent shall be 200% of the Base Rent in effect at the Termination Date, commencing thirty (30) days after such Termination Date, but same shall not be deemed a renewal of the Lease.

          Section 24.02. Tenant's Property, including its business equipment, removable property, and trade fixtures shall be, and shall remain the property of Tenant and may be removed by it at any time during the term of this Lease, or earlier termination thereof. Any business equipment, removable property, and trade fixtures which shall remain in the Demised Premises after the Termination Date and the removal of Tenant from the Demised Premises may, at the option of Landlord, be deemed to have been abandoned by Tenant and may either be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord may see fit; provided that Landlord shall give Tenant reasonable prior written notice requesting the removal of any such Tenant's Property from the Demised Premises and shall allow Tenant a reasonable period of time to complete the removal thereof. Any costs incurred by the Landlord to remove said abandoned Tenant's Property will be reimbursed to the Landlord by the Tenant. Notwithstanding the foregoing, any claims relating to the condition of the premises, including, but not limited to Tenant's obligation, if any, to maintain or repair the Demised Premises or to make improvements or alterations to or remove or restore such items, must be presented in writing by Landlord to Tenant within thirty (30) days after expiration or termination of this Lease.

          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

                                   ARTICLE 25

                                Covenants Binding

          Section 25.01. The covenants, agreements, terms, provisions and conditions of this Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, except as otherwise provided herein, the successors and assigns of Tenant.

                                   ARTICLE 26

                              Environmental Matters

          Section 26.01. The Tenant represents and covenants that throughout the term of this Lease it will abide by and comply with all applicable environmental laws, orders, rules or regulations promulgated by local, state, or federal authorities; provided that Tenant will not be required to make improvements or alterations to the Demised Premises in order to effect such compliance unless such improvements or alterations are made necessary by the particular nature of Tenant's use.

                                   ARTICLE 27

                              Intentionally Omitted

                                   ARTICLE 28

                               Recording of Lease

          The Landlord shall have the right to record this Lease. The Tenant has no right to record this Lease without the express written permission of the Landlord. Any recording of this Lease by the Tenant will be deemed an immediate express violation of this Lease. Landlord agrees to execute in recordable form and deliver to Tenant a notice of Lease which complies with Massachusetts General Laws Chapter 183, Section 4.

          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

                                   ARTICLE 29

                              Rules and Regulations

          The Landlord has the right to impose reasonable rules and regulations in writing and amend same from time to time.

                                   ARTICLE 30

                             Common Area Maintenance

          Without limitation, expenses to be included in Common Area Maintenance shall include: 1 - All expenses for maintenance personnel related to employment, such as salary, taxes, benefits, social security, workmens compensation, uniform, working clothes, group insurance etc.

2 - The costs incurred by the Landlord for the following services, sprinkler stand by fees, sprinkler monitoring, cost of repair and operation of any alarm systems for fire or otherwise (which are owned by the Landlord), lawn care, gardening, snow plowing, salting, parking lot sweeping and cleaning, common area lighting, common area maintenance, common area and Landlord trash removal (Tenant to contract for their own trash removal). Depreciation on lawn equipment and snow removal equipment.

3 - The cost of replacements for tools and other similar equipment not having a useful life in excess of one year used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment not used solely on the Property, such costs shall be suitably prorated;

4 - Costs incurred by Landlord for utilities supplied to the Property or purposes of serving those portions of the Building other than those leased or intended to be leased to Tenants for their exclusive use and occupancy (i.e.,) only those areas which are so-called common areas); and

5 - Cost associated with obtaining any operating permits required for the mechanical systems located on or for the property.

          B.P.I. PACKAGING TECHNOLOGIES, INC. AND MAXALDAN REALTY L.P.
                                 OCTOBER 1, 1995

          Tenant agrees to reimburse the Landlord for its proportionate share of the common area maintenance costs. Such share shall be calculated on a pro rata basis of the area the tenant occupies in the complex as compared to the entire complex. Said pro rata share to be calculated by dividing the total square footage of the Facility into the square footage of the Demised Premises. Said proportionate share equals 33.53% which shall be prorated for any partial year at the beginning or end of the term of this Lease.

          IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first above written.

Witness:                                      TENANT

                                              BPI Packaging:Technologies, Inc.


 /s/ James F. Koehilinger                          /s/  Dennis N. Caulfield
__________________________                    By:_____________________________



                                              LANDLORD

                                              Maxaldan Realty, L.P.

 /s/ Giovanna N. Rivera                             /s/ Brian D.Archibald
__________________________                    By:_____________________________

                                   EXHIBIT B



                          LANDLORD'S WAIVER AND CONSENT

          WHEREAS, Maxaldan Realty L.P., a New Jersey limited partnership ("Landlord") is the owner of certain premises located at 455 Somerset Avenue, North Dighton, Massachusetts, Building 3 and part of Building l ("Premises); and

          WHEREAS,   Landlord   has   leased   Premises   to  B.P.I.   Packaging
Technologies, Inc., ("Tenant"); and

          WHEREAS, _________ ("Bank") has been asked to provide financing for Tenant, which financing is to be secured by a security interest in the accounts receivable and inventory located within the demises premises, (the "Collateral").

          NOW THEREFORE, in consideration of the sum of $1.00 and to induce Bank to grant such financing, the Landlord, hereby agrees as follows:

          1. The Collateral located upon the Premises shall be and hereby is deemed personal property and the subject of a first and prior security interest to secure Bank with respect to said financing and any other obligations now or hereafter owing to Bank by Tenant and its affiliates.

          2. Any Landlord's or Renter's Lien, right of distraint or Levy, security interest or other interest which the Landlord may now or hereafter acquire in any of the Collateral for unpaid rent or otherwise, whether by virtue of a lease, Landlord-and-Tenant relationship, statute, or otherwise shall be subject and subordinate in all respects to any security interests in the collateral now or hereafter held by Bank, except as otherwise herein provided for.






          3. Notwithstanding any of the provisions of the Lease to the contrary, Landlord agrees that Bank, in exercising any rights upon default by Tenant may remove any of the Collateral, Bank shall reimburse Landlord for the reasonable and necessary cost of repair of any physical injury to the premises caused by such removal, (i.e. properly terminate wires, hoses, pipes, plugs, etc.). Bank is obligated to the Landlord to perform any reguired repairs in a professional manner. Bank will leave the Premises in same condition as upon entry but will not be responsible for conditions caused by BPI or any person other than Bank or its agents. The Landlord shall have no obligation to maintain security for the area, and will not be liable in any way for any harm or loss to the Collateral. The Bank shall not be required to post any bond or other security with respect to such removal. At any time after termination of the Lease, the Landlord may cancel the Bank's right to enter the Premises and to remove Collateral under this Agreement upon thirty (30) days written notice to the Bank, such notice to be made by certified mail, return receipt requested or by a nationally recognized overnight delivery service such as Federal Express.

          4. Bank may, without affecting the validity of this Agreement, extend the times of payment of any indebtedness of Lessee to Bank, or assigns, of the performance of any of the terms and conditions of such lease and security agreement, without the consent of the Landlord, or without giving notice to the Landlord.

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          5.  Bank and  Landlord  agree to notify  each  other in the event of a pending default by the Tenant to either the Bank or the Landlord.

          6. Any notice or demand which by any provision of this Agreement is required or provided to be given shall be deemed to have been sufficiently given or served by sending all papers by certified or registered mail, postage and registration fees prepaid by the parties hereto as follows:

Landlord: Maxaldan Realty L.P.
          101 East Main Street
          Little Falls, NJ 07424
          ATTN: General Manager

Tenant:   B.P.I. Packaging Technologies, Inc.
          455 Somerset Avenue
          N. Dighton, MA 02764

Bank:

          7. This Agreement shall bind and benefit Landlord, Bank, Tenant and their respective heirs, administrators, legal representatives, successors and assigns upon execution by the Landlord and the Bank.

          IN WITNESS  WHEREOF,  the  Landlord  has  entered and  delivered  this
Agreement on the day of           ,199_.

                           Maxaldan Realty L.P.

                           By:_____________________________

Accepted:_________________Bank

By:____________________________________



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                              MAXALDAN REALTY, L.P.
                              101 EAST MAIN STREET
                         LITTLE FALLS, NEW JERSEY 07424
                            Telephone: (201) 256-6644
                               Fax: (201) 256-6865

October 30, 1995

To Whom it May Concern:

I, Steve Rubenstein, Managing General Partner of Maxaldan Realty, L.P. hereby authorize Brian D. Archibald to sign leases and bind Maxaldan Realty, L.P. as to their content.

Very truly yours,

MAXALDAN REALTY, L.P.

/s/Steve Rubenstein
Steve Rubenstein
Managing General Partner

SR\mc

max1030

            /s/ Giovanna N. Rivera                          [SEAL]
             GIOVANNA N. RIVERA
         NOTARY PUBLIC OF NEW JERSEY
     MY COMMISSION EXPIRES NOV. 27, 1996





                                NOTICE OF LEASE
                                ---------------

          In accordance with the provisions of Massachusetts General Laws, Chapter 183, Section 4, as amended, NOTICE is hereby given of the following described lease:

PARTIES TO THE LEASE:
- - ---------------------


     Lessor:   Maxaldan Realty, L.P.
               P.O. Box 8
               Bayonne, NJ  07002


     Lessee:   BPI Packaging Technologies, Inc.
               455 Somerset Avenue, Bldg No. 3
               North Dighton, MA 02764

DATE OF EXECUTION OF THE LEASE:       October 1, 1995
- - -------------------------------

DESCRIPTION, IN THE FORM    Building No. 3 and approximately  82,780 square feet
CONTAINED IN SUCH LEASE,    plus second  story  office  space and a loading dock
OF THE PREMISES DEMISED:    located  in  building  no.  1, at  455-473  Somerset
- - ------------------------    Avenue, North Dighton, Mass. Also a 3763 square foot
                            addition  to  Building  No. 3 and a 1350 square feet
                            shipping/receiving  area  in  Building  No.  1 to be
                            constructed by the Lessee.


COMMENCEMENT DATE AND TERM OF LEASE:           A term of twelve years
- - -----------------------------------            commencing January 1,
                                               1996 and terminating
                                               December 31, 2007.

RIGHTS OF EXTENSION OR RENEWAL:                one seven year renewal
- - -------------------------------                right.


         WITNESS the execution hereof, under seal by the parties to the lease as of the 1st day of November, 1995.

                                        LESSOR: Maxaldan Realty, L.P.

(Seal)

                                        By:/s/ Brian D. Archibald
                                           ----------------------
                                           Brian D.Archibald, its
                                           General Manager




                                               LESSEE: BPI Packaging
                                                       Technologies, Inc.
(Seal)
                                               By: /s/  Dennis N. Caulfield
                                                 --------------------------
                                                   Dennis N. Caulfield, its
                                                   President

                               STATE OF NEW JERSEY

               , ss.                                             , 1995

          Then personally appeared the above named Brian D. Archibald, and acknowledged the foregoing to be his free act and deed and the free act and deed of Maxaldan Realty, L.P., before me,

      GIOVANNA N. RIVERA                               /s/ Giovanna N. Rivera
  NOTARY PUBLIC OF NEW JERSEY                          -----------------------
MY COMMISSION EXPIRES NOV. 27, 1996                    Notary Public

                                                       My commission expires:

                          COMMONWEALTH OF MASSACHUSETTS

Bristol, ss.                                                November 2 , 1995



          Then personally appeared the above named Dennis N. Caulfield and acknowledged the foregoing to be the free act and deed of BPI Packaging Technologies, Inc., before me,

                                          /s/ Rita Pires
                                          ---------------------
                                          Notary Public

                                          My commission expires: 5/17/2002


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